                            SMARTFLEX SYSTEMS, INC.
                 1998 ACQUISITION NONSTATUTORY STOCK OPTION PLAN



Section 1. Purpose

               The purpose of the Smartflex Systems, Inc. 1998 Acquisition Nonstatutory Stock Option Plan (the "Plan") is to attract and retain persons not previously employed by the Company but who may have been employed by a business acquired by the Company, as an inducement essential to such persons' entering into an employment contract with the Company, and to provide an incentive for such persons to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

Section 2. Definitions

               "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power.

               "Award" means any Option awarded under the Plan.

               "Board" means the Board of Directors of the Company.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor to such Code.

               "Committee" means a committee of not less than two members of the Board appointed by the Board to administer the Plan.

               "Common Stock" or "Stock" means the Common Stock, $0.0025 par value, of the Company.

               "Company" means Smartflex Systems, Inc.

               "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the even of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

               "Effective Date" means December 9, 1998, the date of the Plan's adoption by the Board of Directors, and, unless the Plan shall theretofore have been terminated, the Plan shall terminate on December 9, 2008.

               "Fair Market Value" means for any date under the Plan on which the Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and traded on the open market, the closing selling price per share of the Common Stock on such date, as officially quoted on the principal securities exchange on which the Common Stock is at the time traded or, if not traded on any securities exchange, the closing selling price per share of the Common Stock on such date, as reported on the Nasdaq National Market. If there are no sales of the Common Stock on such day, then the closing selling price per share on the next preceding day for which such closing selling price is quoted shall be determinative of Fair Market Value. During such times as there is not a market price available, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith, which determination shall be conclusive and binding on all interested parties.

               "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is not intended to be an Incentive Stock Option.

               "Option" means a Nonstatutory Stock Option.

               "Participant" means a person selected by the Committee to receive an Award under the Plan.

Section 3. Administration

               The Plan shall be administered by the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

Section 4. Eligibility

               Executive officers and other key employees of businesses acquired by the Company from time to time are eligible to be Participants in the Plan, provided that such persons have not previously been employed by the Company and provided further that participation in the Plan is a material inducement essential to such persons' entering into an employment contract with the Company.

Section 5. Stock Available for Awards

               (a) Subject to adjustment under subjection (b), Awards may be made under the Plan for up to 200,000 shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited without the Participant having had the benefits of ownership (other than voting rights), the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

               (b) In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee may equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

               (c) Notwithstanding any other provisions of the Plan, the maximum number of shares of Common Stock with respect to which any Participant may receive Awards hereunder during any calendar year may not exceed 100,000.

Section 6. Stock Options

               (a) Subject to the provisions of the Plan, the Committee may award Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option.

               (b) The Committee shall establish the option price at the time each Option is awarded. Nonstatutory Stock Options may be granted at such prices as the Committee may determine, but the option price therefor shall not be less than 85% of the Fair Market Value of the Common Stock on the date of the Award.

               (c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter; provided, however, that no Option shall have a term of more than 10 years from the date of the Award. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

               (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, through a sale and remittance procedure with a Company-designated brokerage firm or such other lawful consideration as the Committee may determine.

Section 7. General Provisions Applicable to Awards

               (a) Documentation. Each Award under the Plan shall be evidenced by a Stock Option Agreement delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

               (b) Committee Discretion. Each Award may be made alone, in addition to or in relation to any other type of award under any other equity incentive plan of the Company. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

               (c) Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

               (d) Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, (i) the time period relating to the exercise or realization of all outstanding Awards shall automatically accelerate immediately prior to the consummation of such change in control event and (ii) the Committee in its discretion may, at any time an Award is made or at any time thereafter, take one or more of the following actions: (A) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (B) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (C) cause the Award to be assumed, or new rights substituted therefor, by another entity, or
(D) make such other provision as the Committee may consider equitable and in the best interests of the Company. A "change in control" of the Company shall mean a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; the sale, transfer or other disposition of all or substantially all of the assets of the Company; a complete liquidation or dissolution of the Company; or any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

               (e) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that such Loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

               (f) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

               (g) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

               (h) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award and changing the date of exercise, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 8. Miscellaneous

               (a) No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability under the Plan, except as expressly provided in the applicable Award.

               (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof.

               (c) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any stockholder approval that the Board determines to be necessary or advisable.